Exhibit 5.1

April 15, 2011

Board of Directors
WestPoint International, Inc.
28 East 28 Street
New York, NY 10016

Gentlemen:

We have acted as counsel to WestPoint International, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”). The Registration Statement covers: (a) the resale of 5,882,404 shares of outstanding Company common stock, $0.01 par value (the “Common Stock”); (b) the resale of 5,986,502 rights to subscribe for Common Stock (the “Subscription Rights”); and (c) 5,986,502 shares of Common Stock issuable upon exercise of Subscription Rights.

In rendering this opinion, we have examined: (i)  the Certificate of Incorporation and By-laws of the Company, each as presently in effect and included as Exhibits 3.1, 3.2 and 3.3, respectively, to the Registration Statement; (ii) the form of Subscription Rights; (iii) resolutions of the Company’s Board of Directors authorizing the issuance of the Common Stock and Subscription Rights, and the preparation and filing of the Registration Statement; (iv) the Registration Statement; and (v) such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.

Based upon the foregoing, we are of the opinion that:

(i)            The shares of Common Stock set forth in sub-paragraph (a) above, when sold by the selling stockholders in accordance with and in the manner described in the prospectus set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

(ii)           The Subscription Rights constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and considerations of public policy.

(iii)           The shares of Common Stock issuable upon exercise of the Subscription Rights, when issued upon exercise of the Subscription Rights in accordance with the terms of the Subscription Rights and delivery by the purchaser of the consideration for such shares of Common Stock in accordance with the terms of the Subscription Rights, will be validly issued, fully paid and non-assessable.

This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of the General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose.  This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours, /s/ Cozen O’Connor